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                                                                    EXHIBIT 99.6

                            UNITED STATES STEEL LLC
                              to be converted into
                        UNITED STATES STEEL CORPORATION

                     FORM OF NOTICE OF GUARANTEED DELIVERY
                                FOR EXCHANGE OF
                        8.75% CUMULATIVE MONTHLY INCOME
            PREFERRED SHARES, SERIES A (MIPS(R)), OF USX CAPITAL LLC

   This Notice of Guaranteed Delivery relates to the offers (the "Exchange Offers") of United States Steel LLC, to be converted into United States Steel Corporation ("United States Steel"), to exchange up to an aggregate principal amount of $365 million of [ ]% Senior Quarterly Income Debt Securities due 2031 ("[ ] SQUIDS") of United States Steel for an equal face amount of 6.50% Cumulative Convertible Preferred Stock of USX Corporation ("6.50% Preferred Stock"), 6.75% Convertible Quarterly Income Preferred Securities (QUIPSSM) of USX Capital Trust I ("6.75% QUIPS"), and 8.75% Cumulative Monthly Income Preferred Shares, Series A (MIPS(R)), of USX Capital LLC ("8.75% MIPS"). You must use this Notice of Guaranteed Delivery, or one substantially equivalent to this form, to tender your 8.75% MIPS in the Exchange Offers if the procedures for book-entry transfer of your 8.75% MIPS cannot be completed on or prior to
              , 2001 (or any such later date to which the Exchange Offers may be extended, the "Expiration Date"). This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted via facsimile, to The Bank of New York (the "Exchange Agent") and must be received by the Exchange Agent prior to the Expiration Date from an Eligible Guarantor Institution (as defined in the Prospectus under "The Exchange Offers -- Procedures for Tendering -- Guaranteed Delivery"). In order to utilize the guaranteed delivery procedure to tender 8.75% MIPS pursuant to the Exchange Offers, (a) you must guarantee that the procedures for book-entry transfer of your 8.75% MIPS will be completed, and that the Exchange Agent will receive an agent's message or a properly completed, dated and duly executed Letter of Transmittal relating to your 8.75% MIPS (or facsimile thereof), with any required signature guarantees, in each case, within two New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, and (b) the Exchange Agent must actually receive a book-entry transfer of your 8.75% MIPS into the account of the Exchange Agent at DTC, together with an agent's message or a properly completed, dated and duly executed Letter of Transmittal (or facsimile thereof), within two New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent For The Exchange Offers Is:
                              The Bank of New York

By Hand and Overnight
 Courier:                    By Registered or Certified Mail: By Facsimile (Eligible Institutions only):
      20 Broad Street                20 Broad Street                       (914) 773-5015
Corp. Trust Services Window      New York, New York 10286                  (914) 773-5025
 New York, New York 10286       Attn: Reorganization Unit
 Attn: Reorganization Unit                                           To Confirm by Telephone or
                                                                      or for Information Call:
                                                                           (914) 773-5735

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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   Ladies and Gentlemen:

   The undersigned hereby tenders to United States Steel, upon the terms and subject to the conditions set forth in the Prospectus dated October [ ], 2001 (as may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate face amount of 8.75% MIPS set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offers -- Procedures for Tendering -- Guaranteed Delivery" on page [ ].

Aggregate Face Amount of 8.75% MIPS

Tendered: _____________________________________________________________________

Name(s) of Registered Holder(s): ______________________________________________

Name of Eligible Guarantor Institution Guaranteeing Delivery:

_______________________________________________________________________________

Provide the following information for 8.75% MIPS to be tendered by book-entry transfer:

Name of Tendering Institution:

_______________________________________________________________________________

DTC Account Number:

_______________________________________________________________________________

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                                PLEASE SIGN HERE

X ____________________________________________________________________________

X ____________________________________________________________________________
   Signature(s) of Owner(s)                                                 Date
   or Authorized Signatory

______________________________________________________________________________
                          Area Code and Telephone Number

Must be signed by the holder(s) of the 8.75% MIPS as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. Please print name(s) and address(es).


Name(s): _____________________________________________________________________

______________________________________________________________________________

Capacity: ____________________________________________________________________

Address(es) __________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________




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                                   GUARANTEE
                    (Not To Be Used For Signature Guarantee)

   The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "Eligible Guarantor Institution," which definition includes: (i) Banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Act; (iii) Credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) National securities exchanges, registered securities associations, and clearing agencies, as those terms are used under the Act; and (v) Savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act), hereby guarantees to deliver to the Exchange Agent, by book-entry transfer, the 8.75% MIPS tendered hereby to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with an agent's message or one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof), and any other required documents within two New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

   The undersigned acknowledges that it must deliver, by book-entry transfer into the account of the Exchange Agent at DTC, the 8.75% MIPS tendered hereby, together with an agent's message or Letter(s) of Transmittal (or facsimile thereof), and any other required documents, to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                             (Please Type or Print)



    ________________________________      ________________________________
               (Firm Name)                     (Authorized Signature)


    ________________________________      ________________________________
             (Firm Address)                            (Title)

    ________________________________      ________________________________
                                                       (Date)

    ________________________________
    (Area Code and Telephone Number)



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